DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
February 23, 2024
Coterra Energy Inc.
Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas 77024
Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton and to our independent evaluation of the proved oil, condensate, natural gas liquids, and gas reserves, as of December 31, 2023, estimated by Coterra Energy Inc. (“Coterra”) that were presented in our report of third party dated January 26, 2024 (“Letter Report”), under the headings “Reserves,” “Internal Control,” “Qualifications of Third Party Engineers,” “Critical Accounting Estimates,” and “Supplemental Oil and Gas Information (Unaudited) Oil and Gas Reserves” and to the filing of our Letter Report as an exhibit in the Annual Report on Form 10-K of Coterra for the fiscal year ended December 31, 2023.

We further consent to the incorporation by reference of our Letter Report in the Registration Statement on Form S-3 (File Nos. 333-260231 and 333-264652) and Form S-8 (File Nos. 333-195642, 333-260035, 333-260230, and 333-271681) of Coterra (“Registration Statements”) and to the use of the name DeGolyer and MacNaughton under the heading “Experts” in the Registration Statements.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON                  Texas Registered Engineering Firm F-716